Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 2006 Stock Option Plan of Destiny Media Technologies Inc. of our report dated October 21, 2005 with respect to the consolidated financial statements of Destiny Media Technologies Inc. included in its amended Annual Report (Form 10-KSB/A) for the year ended August 31, 2005 filed with the Securities and Exchange Commission on December 20, 2005.

Vancouver, Canada,	/s/ ERNST & YOUNG LLP
April 24, 2006	Chartered Accountants